EXHIBIT 99.1

AvePoint Announces Fourth Quarter and Full Year 2024 Financial Results

Full year SaaS revenue of $230.7 million, representing 43% year-over-year growth, 44% on a constant currency basis
Full year Total revenue of $330.5 million, representing 22% year-over-year growth, 22% on a constant currency basis
Total ARR of $327.0 million, representing 24% year-over-year growth, 25% adjusted for FX

JERSEY CITY, N.J., Feb. 27, 2025 (GLOBE NEWSWIRE) -- AvePoint (NASDAQ: AVPT), the global leader in data security, governance and resilience, today announced financial results for the fourth quarter and full year ended December 31, 2024.

“Our fourth quarter was an outstanding close to 2024, and we are pleased with the team’s steady focus and broad-based execution,” said Dr. Tianyi Jiang (TJ), CEO and Co-Founder, AvePoint. “Our results this year – as well as our outlook for 2025 – reflect the growing demand from companies around the world for platform solutions that enable them to prepare, secure and optimize their data for AI, as well as our ongoing improvement in effectively and efficiently delivering on that demand. Today, AvePoint stands at the forefront of addressing the pivotal challenges in data security, governance, and resilience, and we are excited for the many opportunities we see in 2025 and beyond to continue driving shareholder value.”

Fourth Quarter 2024 Financial Highlights

  Revenue: Total revenue was $89.2 million, up 20% from the fourth quarter of 2023 and up 20% on a constant currency basis. Within total revenue, SaaS revenue was $64.8 million, up 43% from the fourth quarter of 2023 and up 44% on a constant currency basis.
  Gross Profit: GAAP gross profit was $67.3 million, compared to $55.0 million for the fourth quarter of 2023. Non-GAAP gross profit was $67.3 million, compared to $56.1 million for the fourth quarter of 2023. Non-GAAP gross margin was 75.5%, compared to 75.2% for the fourth quarter of 2023.
  Operating Income/(Loss): GAAP operating income was $4.9 million, compared to $0.9 million for the fourth quarter of 2023. Non-GAAP operating income was $14.5 million, compared to $10.3 million for the fourth quarter of 2023.

Full Year 2024 Financial Highlights

  Revenue: Total revenue was $330.5 million, up 22% from the full year 2023 and up 22% on a constant currency basis. Within total revenue, SaaS revenue was $230.7 million, up 43% from the full year 2023 and up 44% on a constant currency basis.
  Gross Profit: GAAP gross profit was $248.0 million, compared to $194.4 million for the full year 2023. Non-GAAP gross profit was $250.2 million, compared to $198.5 million for the full year 2023. Non-GAAP gross margin was 75.7%, compared to 73.0% for the full year 2023.
  Operating Income/(Loss): GAAP operating income was $7.2 million, compared to a GAAP operating loss of $(15.4) million for the full year 2023. Non-GAAP operating income was $47.6 million, compared to $22.2 million for the full year 2023.
  Cash and short-term investments: $290.9 million as of December 31, 2024.
  Cash from operations: For the twelve months ended December 31, 2024, the Company generated $88.9 million of cash from operations, compared to $34.7 million in the prior year period.

Fourth Quarter 2024 Key Performance Indicators and Recent Business Highlights

  ARR as of December 31, 2024 was $327.0 million, representing growth of 24% year-over-year. Adjusted for FX, ARR grew 25% year-over-year.
  Adjusted for FX, dollar-based gross retention rate was 89%, while dollar-based net retention rate was 111%. On an as-reported basis, dollar-based gross retention rate was 88%, while dollar-based net retention rate was 110%.
  Introduced first-to-market benchmarking capabilities within AvePoint tyGraph for Microsoft 365 Copilot to provide organizations critical insights into their AI adoption and usage patterns.
  Announced the launch of AvePoint’s AI Lab in Singapore, to advance AI-driven research and innovation that will address global industry challenges and embed AI across the AvePoint Confidence Platform.
  Named to the inaugural Forbes America’s Best Companies List, which recognizes the top 300 companies in the U.S. across over 60 measures, including financial performance, customer and employee satisfaction, cybersecurity, and more.

Financial Outlook

For the first quarter of 2025, the Company expects:

  Total revenues of $87.8 million to $89.8 million, or year-over-year growth of 18% to 21%. On a constant currency basis, the Company expects revenue growth of 19% to 22%.
  Non-GAAP operating income of $11.1 million to $12.1 million.

For the full year 2025, the Company expects:

  Total ARR of $401.3 million to $407.3 million, or year-over-year growth of 23% to 25%. Adjusted for FX, the Company expects ARR growth of 24% to 26%.
  Total revenues of $380.0 million to $388.0 million, or year-over-year growth of 15% to 17%. On a constant currency basis, the Company expects revenue growth of 17% to 19%.
  Non-GAAP operating income of $52.3 million to $55.3 million.

Quarterly Conference Call

AvePoint will host a conference call today, February 27, 2025, to review its fourth quarter and full year 2024 financial results and to discuss its financial outlook. The call is scheduled to begin at 4:30pm ET. You may access the call and register with a live operator by dialing 1 (833) 816-1428 for US participants and 1 (412) 317-0520 for outside the US. The passcode for the call is 8306574. Investors can also join by webcast by visiting https://www.avepoint.com/ir/events-and-presentations. The webcast will be available live, and a replay will be available following the completion of the live broadcast for approximately 90 days.

About AvePoint

Beyond Secure. AvePoint is the global leader in data security, governance, and resilience, going beyond traditional solutions to ensure a robust data foundation and enable organizations everywhere to collaborate with confidence. Over 25,000 customers worldwide rely on the AvePoint Confidence Platform to prepare, secure, and optimize their critical data across Microsoft, Google, Salesforce, and other collaboration environments. AvePoint’s global channel partner program includes approximately 5,000 managed service providers, value-added resellers, and systems integrators, with our solutions available in more than 100 cloud marketplaces. To learn more, visit www.avepoint.com.

Non-GAAP Financial Measures and Other Key Metrics

To supplement AvePoint’s consolidated financial statements presented in accordance with GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (including percentage of revenue figures), non-GAAP operating income and non-GAAP operating margin, and key metrics include annual recurring revenue, dollar-based gross retention rate, and dollar-based net retention rate. The company has included a reconciliation of GAAP to non-GAAP financial measures at the end of this press release. These reconciliations adjust the related GAAP financial measures to exclude stock-based compensation expense and the amortization of acquired intangible assets. The company believes the presentation of its non-GAAP financial measures provides a better representation as to its overall operating performance. The presentation of AvePoint’s non-GAAP financial measures is not meant to be considered in isolation or as a substitute for its financial results prepared in accordance with GAAP, and AvePoint’s non-GAAP measures may be different from non-GAAP measures used by other companies.

Annual Recurring Revenue. This metric is calculated as the annualized sum of contractually obligated Annual Contract Value (“ACV”) from SaaS, term license and support, and maintenance revenue sources from all active customers at the end of a reporting period. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or replace these items. ARR is not a forecast of future revenue, and the active contracts used in calculating ARR may or may not be extended or renewed by our customers. The company believes this metric further enables measurement of its business performance, is an important metric for financial forecasting and better enables strategic decision making. Because this metric does not have the effect of providing a numerical measure that is different from any comparable GAAP measure, the company does not consider it a non-GAAP measure.

Dollar-based Gross Retention Rate. This metric is calculated by starting with the ARR from all active customers as of 12 months prior to such period end, or Prior Period ARR. The company then calculates ARR from these same customers as of the current period end, or Current Period ARR. Current Period ARR includes net contraction or attrition over the last 12 months but excludes ARR from new customers in the current period. The company then divides the total Current Period ARR by the total Prior Period ARR to arrive at the dollar-based gross retention rate. The company uses this metric as a measure of its ability to retain existing customers, and believes it is useful to investors for the same reason. Because this metric does not have the effect of providing a numerical measure that is different from any comparable GAAP measure, the company does not consider it a non-GAAP measure.

Dollar-based Net Retention Rate. This metric is calculated by starting with the ARR from all active customers as of 12 months prior to such period end, or Prior Period ARR. The company then calculates ARR from these same customers as of the current period end, or Current Period ARR. Current Period ARR includes net expansion over the last 12 months but excludes ARR from new customers in the current period. The company then divides the total Current Period ARR by the total Prior Period ARR to arrive at the dollar-based net retention rate. The company uses this metric as a measure of its ability to expand business with existing customers, and believes it is useful to investors for the same reason. Because this metric does not have the effect of providing a numerical measure that is different from any comparable GAAP measure, the company does not consider it a non-GAAP measure.

Disclosure Information

AvePoint uses its Investor Relations website (https://avepoint.com/ir) as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and other federal securities laws including statements regarding the future performance of and market opportunities for AvePoint. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: changes in the competitive and regulated industries in which AvePoint operates, variations in operating performance across competitors, changes in laws and regulations affecting AvePoint’s business and changes in AvePoint’s ability to implement business plans, forecasts, and ability to identify and realize additional opportunities, and the risk of downturns in the market and the technology industry. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of AvePoint’s most recent Annual Report on Form 10-K and its registration statement on Form S-1 and related prospectus and prospectus supplements filed with the SEC. Copies of these and other documents filed by AvePoint from time to time are available on the SEC's website, www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and AvePoint does not assume any obligation and does not intend to update or revise these forward-looking statements after the date of this release, whether as a result of new information, future events, or otherwise, except as required by law. AvePoint does not give any assurance that it will achieve its expectations. Unless the context otherwise indicates, references in this press release to the terms “AvePoint”, “the Company”, “we”, “our” and “us” refer to AvePoint, Inc. and its subsidiaries.

Investor Contact
AvePoint
Jamie Arestia
ir@avepoint.com
(551) 220-5654

Media Contact
AvePoint
Nicole Caci
pr@avepoint.com
(201) 201-8143

AvePoint, Inc. Condensed Consolidated Statements of Income (In thousands, except per share amounts) (Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenue:
SaaS	$64,847	$45,260	$230,667	$160,961
Term license and support	9,432	12,270	44,560	52,744
Services	12,228	13,788	44,036	44,795
Maintenance	2,676	3,306	11,219	13,325
Total revenue	89,183	74,624	330,482	271,825
Cost of revenue:
SaaS	11,405	9,338	41,544	35,924
Term license and support	382	505	1,584	1,946
Services	9,980	9,576	38,757	38,807
Maintenance	154	199	641	783
Total cost of revenue	21,921	19,618	82,526	77,460
Gross profit	67,262	55,006	247,956	194,365
Operating expenses:
Sales and marketing	32,410	29,127	122,869	112,105
General and administrative	17,127	15,592	69,222	61,271
Research and development	12,872	9,409	48,699	36,340
Total operating expenses	62,409	54,128	240,790	209,716
Income (loss) from operations	4,853	878	7,166	(15,351)
Other expense, net	(23,458)	(1,687)	(31,565)	(3,263)
Loss before income taxes	(18,605)	(809)	(24,399)	(18,614)
Income tax (benefit) expense	(1,427)	(5,245)	4,743	2,887
Net (loss) income	$(17,178)	$4,436	$(29,142)	$(21,501)
Net income (loss) attributable to noncontrolling interest	7	167	(52)	224
Net (loss) income available to common stockholders	$(17,185)	$4,269	$(29,090)	$(21,725)
Earnings per share:
Basic	$(0.09)	$0.02	$(0.16)	$(0.12)
Diluted	$(0.09)	$0.02	$(0.16)	$(0.12)
Weighted average shares outstanding:
Basic	186,605	181,152	183,721	182,257
Diluted	186,605	198,570	183,721	182,257

AvePoint, Inc. Condensed Consolidated Balance Sheets (In thousands, except par value)

	December 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$290,735	$223,162
Short-term investments	167	3,721
Accounts receivable, net	87,365	85,877
Prepaid expenses and other current assets	16,528	12,824
Total current assets	394,795	325,584
Property and equipment, net	5,289	5,118
Goodwill	17,715	19,156
Intangible assets, net	8,889	10,546
Operating lease right-of-use assets	15,954	13,908
Deferred contract costs	59,838	54,675
Other assets	16,575	13,595
Total assets	$519,055	$442,582
Liabilities, mezzanine equity, and stockholders’ equity
Current liabilities:
Accounts payable	$2,352	$1,384
Accrued expenses and other current liabilities	76,135	53,766
Current portion of deferred revenue	144,468	121,515
Total current liabilities	222,955	176,665
Long-term operating lease liabilities	9,909	9,383
Long-term portion of deferred revenue	8,840	7,741
Earn-out shares liabilities	—	18,346
Other liabilities	6,403	5,603
Total liabilities	248,107	217,738
Commitments and contingencies
Mezzanine equity
Redeemable noncontrolling interest	—	6,038
Total mezzanine equity	—	6,038
Stockholders’ equity
Common stock, $0.0001 par value; 1,000,000 shares authorized, 194,071 and 184,652 shares issued and outstanding as of December 31, 2024 and 2023, respectively	19	18
Additional paid-in capital	779,007	667,881
Accumulated other comprehensive income	576	3,196
Accumulated deficit	(510,448)	(460,496)
Noncontrolling interest	1,794	8,207
Total stockholders’ equity	270,948	218,806
Total liabilities, mezzanine equity, and stockholders’ equity	$519,055	$442,582

AvePoint, Inc. Condensed Consolidated Statements of Cash Flows (In thousands) (Unaudited)

	Year Ended
	December 31,
	2024	2023
Operating activities
Net loss	$(29,142)	$(21,501)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,382	4,687
Operating lease right-of-use assets expense	6,270	6,234
Foreign currency remeasurement loss	866	—
Stock-based compensation	39,059	36,048
Deferred income taxes	498	(864)
Other	(67)	1,068
Change in value of earn-out and warrant liabilities	37,276	11,454
Changes in operating assets and liabilities:
Accounts receivable	(4,898)	(19,448)
Prepaid expenses and other current assets	(3,350)	(2,773)
Deferred contract costs and other assets	(8,482)	(7,687)
Accounts payable, accrued expenses, operating lease liabilities and other current liabilities	16,046	609
Deferred revenue	29,436	26,867
Net cash provided by operating activities	88,894	34,694
Investing activities
Maturities of investments	5,353	2,620
Purchases of investments	(1,819)	(3,497)
Capitalization of internal-use software	(1,211)	(1,434)
Purchase of property and equipment	(3,044)	(2,087)
Issuance of notes receivables	(1,750)	(1,250)
Other investing activities	(130)	—
Net cash used in investing activities	(2,601)	(5,648)
Financing activities
Repurchase of common stock	(33,053)	(39,036)
Proceeds from warrant exercises	17,182	—
Proceeds from stock option exercises	11,033	5,569
Redemption of redeemable noncontrolling interest	(6,130)	—
Purchase of public warrants	(3,991)	—
Company earn-out shares settled in cash	(572)	—
Repayments of finance leases	(6)	(64)
Payments of debt issuance costs	—	(136)
Net cash used in financing activities	(15,537)	(33,667)
Effect of exchange rates on cash	(3,183)	595
Net decrease in cash and cash equivalents	67,573	(4,026)
Cash and cash equivalents at beginning of period	223,162	227,188
Cash and cash equivalents at end of period	$290,735	$223,162
Supplemental disclosures of cash flow information
Income taxes paid	$6,882	$6,112
Company earn-out shares issuance	$53,871	$—

AvePoint, Inc. Non-GAAP Reconciliations (In thousands) (Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Non-GAAP operating income
GAAP operating income (loss)	$4,853	$878	$7,166	$(15,351)
Stock-based compensation expense	9,252	9,073	39,059	36,048
Amortization of acquired intangible assets	356	350	1,420	1,456
Non-GAAP operating income	$14,461	$10,301	$47,645	$22,153
Non-GAAP operating margin	16.2%	13.8%	14.4%	8.1%

Non-GAAP gross profit
GAAP gross profit	$67,262	$55,006	$247,956	$194,365
Stock-based compensation expense	(201)	869	1,315	3,161
Amortization of acquired intangible assets	239	239	961	964
Non-GAAP gross profit	$67,300	$56,114	$250,232	$198,490
Non-GAAP gross margin	75.5%	75.2%	75.7%	73.0%

Non-GAAP sales and marketing
GAAP sales and marketing	$32,410	$29,127	$122,869	$112,105
Stock-based compensation expense	(2,281)	(2,251)	(8,965)	(9,518)
Amortization of acquired intangible assets	(117)	(111)	(459)	(492)
Non-GAAP sales and marketing	$30,012	$26,765	$113,445	$102,095
Non-GAAP sales and marketing as a % of revenue	33.7%	35.9%	34.3%	37.6%

Non-GAAP general and administrative
GAAP general and administrative	$17,127	$15,592	$69,222	$61,271
Stock-based compensation expense	(5,032)	(4,787)	(20,483)	(19,338)
Non-GAAP general and administrative	$12,095	$10,805	$48,739	$41,933
Non-GAAP general and administrative as a % of revenue	13.6%	14.5%	14.7%	15.4%

Non-GAAP research and development
GAAP research and development	$12,872	$9,409	$48,699	$36,340
Stock-based compensation expense	(2,140)	(1,166)	(8,296)	(4,031)
Non-GAAP research and development	$10,732	$8,243	$40,403	$32,309
Non-GAAP research and development as a % of revenue	12.0%	11.0%	12.2%	11.9%